Exhibit 10.3

LUMINEX CORPORATION
FORM OF RESTRICTED SHARE UNIT AGREEMENT

THIS RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of ___, 20___ (the “Grant Date”), between Luminex Corporation, a Delaware corporation (the “Company”), and [employee] (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of Restricted Share Units; and

WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted an award of Restricted Share Units to the Grantee in his or her capacity as an employee of the Company or one of its Subsidiaries as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Share Unit Award.

1.1 The Company hereby grants to the Grantee an award (the “Award”) of [number] Restricted Share Units (“RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

1.2 The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

1.3 The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2 hereof.

2. Vesting and Payment.

2.1 Except as provided in Section 2.3, the Award shall vest on ___, 20___ with respect to ______% of the RSUs, and shall vest with respect to an additional ______% of the RSUs on each of the ______ succeeding one-year anniversaries of such date.

2.2 The Grantee shall be entitled to local PRC payment in respect of each RSU covered by the Award upon the vesting of such RSU. Subject to the provisions of the Plan, such payment shall be made by the Grantee's PRC employer through the remittance to the Grantee, as promptly as practicable following the applicable vesting date (or to the executors or administrators of Grantee's estate, as promptly as practicable after the Company's receipt of notification of Grantee's death, as the case may be), of a Renminbi cash payment equal to the product of the number of such vested RSUs and the Fair Market Value of a Share on the applicable vesting date, less any amounts necessary to satisfy any applicable withholding obligations in accordance with Section 5 below. The payments contemplated under this Section 2.2 shall be made entirely within the PRC such that they shall entail no cross-border fund flow.

2.3 The RSUs covered by the Award shall under no circumstances be settled in Shares. The Grantee shall not become a shareholder of the Company or otherwise obtain the rights of a shareholder due to the vesting of the RSUs granted under this Agreement.

2.4 Except as otherwise determined by the Committee at or after the grant of the Award hereunder, and subject to applicable laws, Grantee shall forfeit all unpaid RSUs granted hereunder, and all rights of the Grantee to the amounts payable with respect to such RSUs shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company or its Subsidiaries for the entire period beginning on the Grant Date and ending on the vest date applicable to such RSUs as provided in Section 2.1. “Continuous employment” will be deemed to end on the date on which notice of termination is received by the Grantee (or such later date as specified in such notice by the Company) or notice of resignation is given by the Grantee. Notwithstanding the foregoing, the Award shall automatically vest as to all RSUs awarded hereunder (as to which such RSUs have not previously vested) upon the occurrence of termination of the Grantee's employment from the Company, a Subsidiary or Affiliate which results from Grantee's death or Disability (to be determined in the sole discretion of the Committee).

3. Dividend Equivalents; No Voting Rights. RSUs covered by this Award shall be credited with dividend equivalents at the time of any payment of dividends to shareholders on Shares as follows: the amount of any cash, or the Fair Market Value of any Shares, payable as a dividend with respect to a corresponding number of Shares shall be converted into additional RSUs based on the Fair Market Value of a Share at the time such dividends are paid, provided that such RSUs shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the RSUs with respect to which they relate. Any dividend equivalent rights shall be paid in accordance with the Company's payment practices as of the date on which such dividend would have been payable in respect of outstanding Shares. The Grantee shall not be entitled to voting rights with respect to RSUs covered by this Award.

4. No Right to Continued Service. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as an employee of the Company, any Subsidiary or Affiliate, and the Company or its Subsidiaries or Affiliates may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan but subject to the terms of the Grantee's employment agreement, if any.

5. Withholding Obligations. Regardless of any action the Company or the Grantee's actual employer (the “Employer”) takes with respect to any or all applicable income tax (including federal, state and local taxes and any applicable withholding tax or amounts under the laws of any other jurisdiction), social insurance contributions, payroll tax, payment on account or other tax-related withholding in connection with the grant, vesting or payment in settlement of the Award or payment of dividend equivalents (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee's responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant and the receipt of a cash payment upon settlement of the Award; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee's liability for Tax-Related Items. Further, notwithstanding any contrary provision of this Agreement, no cash payment shall be made to the Grantee unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee to satisfy all withholding and payment on account obligations of the Company and/or the Employer with respect to the cash payment. In this regard, the Grantee authorizes the Company or the Employer to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee's wages or other cash compensation payable to the Grantee by the Company or the Employer or from the cash payment received upon settlement of the Award. The Grantee agrees to pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the grant or settlement of the Award or payment of dividend equivalents that cannot be satisfied by the means previously described. The Grantee acknowledges and agrees that the Company may refuse to deliver any cash payment otherwise due hereunder if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.

         6. Modification of Agreement. Subject to the restrictions contained in the Plan and applicable laws, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

7. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

8. Governing Law. The validity, interpretation, construction, effect and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

9. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

10. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes. The Grantee may contest a decision or action by the Committee with respect to such Grantee only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or unlawful.
11. Nature of Grant. In signing this Agreement, Grantee acknowledges that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)
the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards even if Awards have been made repeatedly in the past;

(c)	the Grantee's participation in the Plan is voluntary;

(d)
RSUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and RSUs are outside the scope of the Grantee's employment contract, if any;

(e)
RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(f)
In consideration of the grant of the Award, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the Shares on which the value of the Award is based resulting from termination of the Grantee's service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement and/or accepting the Award, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(g) The value of the Shares on which the payment in settlement of the Award is determined is not guaranteed and may fluctuate or drop in value such that payments in settlement of some RSUs may be greater or less than payments from other RSUs with different vesting dates.

12. Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:     Luminex Corporation
12212 Technology Blvd.
        Austin, TX 78727
        Attn: Corporate Secretary and Chief Financial Officer

To the Grantee:    The address then maintained with respect to the Grantee in the
Company's records.

1.	Data Privacy Notice and Consent.
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee's favor, for the purpose of implementing, administering and managing the Plan (“Data”).
The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee's country, or elsewhere, and that the recipient's country may have different including less stringent data privacy laws and protections than the Grantee's country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the

Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee's participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the cash received upon settlement of the Award may be deposited. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. The Grantee understands, however, that refusal or withdrawal of consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Company.
14. Administration in China. As a result of the restriction of the Award settlement to local Renminbi cash payment by the Grantee's PRC employer as set forth in Section 2, the Award shall not entail any cross-border flow of funds and therefore shall not implicate regulations or restrictions from the State Administration of Foreign Exchange (SAFE). Should the applicable laws or regulations change with respect to SAFE, the Company shall have the right to modify, suspend or discontinue the Plan or the Awards in the PRC.

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IN WITNESS WHEREOF, the parties have caused this Restricted Share Unit Agreement to be duly executed effective as of the day and year first above written.
LUMINEX CORPORATION

By:    _________________________________

GRANTEE:

______________________________________
Please Print

GRANTEE:

______________________________________
Signature